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                                                                EXECUTION COPY

                           FIRSTWORLD COMMUNICATIONS, INC.

  470,000,000 PRINCIPAL AMOUNT AT MATURITY 13% SENIOR DISCOUNT NOTES DUE 2008

                            REGISTRATION RIGHTS AGREEMENT

                                                             New York, New York
                                                                 April 13, 1998

Bear, Stearns & Co. Inc.
As Representative of the
Initial Purchasers
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

          FirstWorld Communications, Inc., a California corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to Bear, Stearns & Co. Inc., ING Baring (U.S.) Securities, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers") for whom you (the "Representative") are acting as representative, upon the terms set forth in a Purchase Agreement of even date herewith (the "Purchase Agreement") among the Initial Purchasers and the Company, units (the "Units"), each consisting of $1,000 in principal amount at maturity of 13% Senior Discount Notes due 2008 (the "Notes") and one warrant (a "Warrant") initially exercisable to purchase 7.9002 shares of Series B common stock, no par value, of the Company. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and purchase the Units and in satisfaction of a condition to your obligations under the Purchase Agreement, the Company agrees with you for the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "AFFILIATE" of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract



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or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPANY" has the meaning set forth in the preamble hereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE NOTES" means debt securities of the Company identical in all material respects to the Notes (except that the transfer restrictions pertaining to such Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

          "EXCHANGE OFFER REGISTRATION PERIOD" means the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "EXCHANGING DEALER" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) for Exchange Notes.

          "HOLDER" has the meaning set forth in the preamble hereto.

          "INDENTURE" means the indenture relating to the Notes and the Exchange Notes, to be dated as of the Closing Date, between the Company and The Bank of New York, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

          "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

          "INITIAL PURCHASERS" has the meaning set forth in the preamble hereto.


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          "LOSSES" has the meaning set forth in Section 6(d) hereto.

          "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

          "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

          "NOTES" has the meaning set forth in the preamble hereto.

          "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

          "REGISTERED EXCHANGE OFFER" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes.

          "REGISTRATION STATEMENT" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SHELF REGISTRATION" means a registration effected pursuant to
Section 3 hereof.

          "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 3(b) hereof.


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          "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof, which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

          "TRUSTEE" means the trustee with respect to the Notes or Exchange Notes, as applicable, under the Indenture.

          "UNDERWRITER" means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

          2. REGISTERED EXCHANGE OFFER; RESALES OF EXCHANGE NOTES BY EXCHANGING DEALERS; PRIVATE EXCHANGE. (a) The Company shall prepare and, not later than 90 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 150 days of the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) and not more than 45 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

          (iii) utilize the services of a depositary for the Registered
     Exchange Offer with an address in the Borough of Manhattan, The City of New York; and


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          (iv)  comply in all material respects with all applicable federal and state securities laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

          (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

          (e) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

          (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

          (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          (f) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser, or to the party purchasing Exchange Notes registered under such Shelf Registration Statement from such Initial Purchaser, in exchange for such Notes, a like principal amount of Exchange Notes. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.


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          (g)   As a condition to its participation in the Registered Exchange
Offer pursuant to the terms of this Agreement, each Holder of Notes shall furnish, upon the request of the Company, prior to the consummation of the Registered Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Registered Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO. INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Exchange Notes acquired by such Holder directly from the Company.

          (h) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) and MORGAN STANLEY AND CO. INC. (available June 5,
1991) and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Registered Exchange Offer.

          3. SHELF REGISTRATION. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) for any reason, the Exchange Offer Registration Statement is not filed with the Commission within 90 days of the Closing Date or declared effective within 150 days following the Closing Date, or (iii) for any reason, the Registered Exchange Offer is not consummated within 180 days of the Closing Date, or (iv) any Initial Purchaser so requests with respect to Notes held by it following consummation of the Registered Exchange Offer, or (v) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer, or (vi) any Initial Purchaser that participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof does not receive freely tradable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradable"), the following provisions shall apply:

          (a) The Company shall, as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 3 (which request may not be made within 60 days after the Closing Date)), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act; PROVIDED, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 60 days after the date on which it is required to file such Shelf Registration Statement pursuant to this Section 3, and keep the Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of two years (or any shorter period under Rule 144(k) under the Securities Act) from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf


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     Registration Statement (in any such case, such period being called the
     "Shelf Registration Period"). The Company shall have been deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

          (c) No Holder of Notes may include any of its Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, and each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          4. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose in a timely manner.

          (b)   The Company shall ensure that:

          (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder,

          (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

          (iii) any Prospectus forming part of any Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a


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     material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of Notes covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2     The Company shall advise you and, in the case of a Shelf
Registration Statement, the Holders of Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

          (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).


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          (f)   The Company shall, during the Shelf Registration Period,
deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

          (i) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Notes pursuant to such Registration Statement.

          (k) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) of this Section 4, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material


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fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, not later than the effective date of the first Registration Statement required under this Agreement.

          (o) The Company may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Registration Statement.

          (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of any Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

          (r) In the case of any Shelf Registration Statement, the Company shall:

          (i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the


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     Holders or any such Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

          (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and make such representatives of the Company as shall be reasonably requested by the Initial Purchasers available for discussion of any such Registration Statement;

          (iii) make such representations and warranties to the Holders of Notes registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including those set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters, PROVIDED THAT such counsel shall not be required to provide to any Holders a negative assurance statement to the effect that a registration statement or prospectus does not contain any material misstatements or omissions;

          (v) if the registration is a registration in which securities of the Company are sold to an Underwriter for reoffering to the public, obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Underwriters in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company.

          The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Registration Statement and each post-


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effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) In the case of any Exchange Offer Registration Statement, the Company shall:

          (i) make reasonably available for inspection by such Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

          (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and make such representatives of the Company as shall be reasonably requested by the Initial Purchasers available for discussion of any such Registration Statement;

          (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and its counsel, addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or its counsel;

          (v) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

          The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section 4(s) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          (t) Each Holder agrees by acquisition of a Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(c)(2)(iii) hereof, such Holder will forthwith discontinue disposition of Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2 or 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c)(2)(iii) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or shall have received the Advice.

          5. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of not more than one firm or counsel acting in connection therewith.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Holder of Securities covered hereby (including each of you and, with respect to any Prospectus delivery as contemplated by
Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) ("Losses") arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that (i) the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from the preliminary Prospectus shall not inure to the benefit of any Holder (or persons controlling such Holder) from whom the person asserting any such loss, liability claim, damage or expense purchased any Exchange Notes which are the subject thereof if it is not finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that such Holder sold Exchange Notes to the person asserting loss, claim, damage or expense, who was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended and supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Notes registered under a Shelf Registration Statement, their employees, officers, and directors and each person who controls such selling underwriters on the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.


          (b) Each Holder of Notes covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless (i) the Company,
(ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein.

          (c)   Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, Bear, Stearns & Co. Inc. shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, however, that the indemnifying party under subsection (a) or

(b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, however, that such consent was not unreasonably withheld.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act) to which the Company and one or more of the Holders may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Units (net of discounts but before deducting expenses) received by the Company and (y) the total proceeds (before deducting expenses) received by such Holder upon its sale of the Notes, which proceeds received by the Initial Purchasers shall be deemed to be equal to the total discounts and commissions received by the Initial Purchasers from the placement of the Notes. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this paragraph 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 6(d), (i) in no case shall any Holder be required to contribute any amount by in excess of the amount by which the proceeds (before deducting expenses) received by such Holder from the sale of the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph 6(d), (A) each person, if any, who controls any of the Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Holders or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this paragraph 6(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph 6(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph 6(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, however, that such written consent was not unreasonably withheld.

          7. UNDERWRITTEN OFFERINGS. No Holder may participate in any underwritten Shelf Registration Statement hereunder unless such Holder (i) agrees to sell such Holder's Notes on the basis provided in any underwriting agreements entered into in connection therewith and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8. SELECTION OF UNDERWRITERS. In any underwritten offering, the Underwriter or Underwriters will be selected by the Majority Holders; provided, that such Underwriters must be reasonably satisfactory to the Company.

          9.    MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then-outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes), PROVIDED that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
     Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Bear, Stearns & Co. Inc.

          (ii) if to you, initially at the address set forth in the Purchase Agreement; and

          (iii) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received. You or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes and/or Exchange Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (e) COUNTERPARTS. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i) NOTES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                            Very truly yours,

                            FIRSTWORLD COMMUNICATIONS, INC.

                            By: /s/ ANDREW B. TAUBMAN
                               ----------------------------
                            Name: Andrew B. Taubman
                            Title:Senior Vice President, Corporate
                                   Finance and Administration


The forgoing Agreement is hereby
accepted as of the date first above written.

BEAR, STEARNS & CO. INC.


By: /s/ PHIL BERNEY
   ------------------------
Name: PHIL BERNEY
Title:

For itself and the other
Initial Purchasers
named in the preamble
hereto.

ANNEX A


Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ANNEX C

                                 PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________________, 199___, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

           [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

RIDER A

     / / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

          Name:
               --------------------------------------------
          Address:
                  -----------------------------------------

                  -----------------------------------------


RIDER B

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                          24